UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2010 (November 16, 2010)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On November 16, 2010, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), through a joint venture formed between Behringer Harvard Interchange, LLC, its indirect wholly owned subsidiary, and CT Interchange LLC, an unaffiliated third party, (the “Interchange Joint Venture”), entered an agreement to purchase a four-building, Class A industrial property containing approximately 802,000 rentable square feet (the “Interchange Business Center”) located in San Bernardino, California from IBS Industrial Properties LLC, an unaffiliated third party.  The contract purchase price for the Interchange Business Center is $30 million, excluding closing costs.  The Interchange Joint Venture provided an earnest money deposit of $2.0 million under the purchase and sale agreement of which we funded our pro rata share of $1.6 million.  If the purchase is consummated, we expect to fund our portion of the purchase price with proceeds from a loan from an unaffiliated lender and with proceeds from our ongoing initial public offering.

Also on November 16, 2010, we entered the operating agreement for the Interchange Joint Venture.   We own an 80% interest in the Interchange Joint Venture and our joint venture partner owns the remaining 20% interest and a promoted interest after our receipt of a preferred return based on our capital contribution.  Our joint venture partner is the managing member of the Interchange Joint Venture and has the authority to conduct the business and affairs of the Interchange Joint Venture subject to our approval of all major decisions.  At any time after a two-year lock-out period, or upon the occurrence of an event of default with respect to the joint venture agreement, either member of the Interchange Joint Venture may initiate buy/sell procedures with respect to their ownership interests in the Interchange Joint Venture.

The Interchange Business Center is situated on an approximate 40.91-acre parcel of land.  The Interchange Business Center was built in 2007 and is currently 29% leased to two tenants: FTDI Supply Chain Management (12%) and Genco (17%).  The consummation of the purchase of the Interchange Business Center is subject to substantial conditions and generally will depend upon:

•                  the satisfaction of the conditions to the acquisition contained in the relevant contracts; and

•                  no material adverse changes occurring relating to the property.

Other assets may be identified in the future that we may acquire before or instead of the investments described above.  At the time of filing, we cannot make any assurances that the closing of this investment is probable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: November 17, 2010	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer